Exhibit 99.3

Unaudited Pro Forma Financial Information
On November 21, 2012 (the “Closing Date”), Cray Inc. (“Cray”) acquired all the outstanding shares of Appro International, Inc. (“Appro”) for cash consideration of $24.9 million ($21.8 million of the cash consideration was paid to Appro shareholders and $3.1 million was paid to other parties related to Appro's transaction costs). The acquisition of Appro will allow the Company to expand its product offerings in the high performance computing market.
The acquisition is accounted for using the acquisition method of accounting whereby the assets acquired and liabilities assumed as of the Closing Date, including identifiable intangible assets such as developed technologies, are recorded at their estimated fair value. The excess of the consideration transferred over the estimated fair value of the identifiable assets acquired and liabilities assumed is recognized as goodwill, which will not be amortized but will be subject to an annual impairment test.
The following unaudited pro forma combined financial statements are based on the latest available historical consolidated financial statements of Cray.
The unaudited pro forma combined balance sheet as of September 30, 2012, gives effect to the acquisition as if it had been completed on September 30, 2012, and therefore will differ from actual amounts reported by Cray. The pro forma combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011, give effect to the acquisition as if it had been completed on January 1, 2011, and therefore will differ from actual results reported by Cray.
The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of Cray and Appro. The unaudited pro forma combined financial statements do not reflect any operating efficiencies, cost savings or revenue enhancements that may be achieved by the combined companies.  In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the acquisition are also not reflected in the pro forma statements.
Cray is reviewing Appro's accounting policies to determine whether to harmonize any differences in policies. These unaudited pro forma combined financial statements assume no material differences in accounting policies.
These unaudited pro forma combined financial statements are based on the preliminary allocation of purchase price and are provided for informational purposes only and are not indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined companies. The pro forma adjustments are based on information available as of the date of this Current Report on Form 8-K/A. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. These preliminary assumptions and estimates are subject to change as Cray finalizes the valuations of the assets acquired and liabilities assumed in connection with its acquisition of Appro. Therefore, final adjustments may differ from the pro forma adjustments presented herein.
The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Cray, which are included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q as of September 30, 2012; and Appro, whose audited consolidated financial statements as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011and unaudited condensed consolidated financial statements as of September 30, 2012 and 2011 and for the nine months then ended are included in this Current Report on Form 8-K/A.

Cray Inc. and Subsidiaries
Unaudited Condensed Combined Pro Forma Balance Sheet
(in thousands)

	September 30, 2012
	Cray	Appro	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$228,251	$534	$(24,881)	(a)	$203,904
Restricted cash	3,500	—	—		3,500
Short-term investments	30,697	—	—		30,697
Accounts and other receivables, net	22,120	12,483	—		34,603
Inventory	169,246	8,160	—		177,406
Prepaid expenses and other current assets	13,041	1,693	(472)	(f)	14,262
Total current assets	466,855	22,870	(25,353)		464,372

Long-term investments	20,087	—	—		20,087
Property and equipment, net	20,602	336	—		20,938
Service inventory, net	1,411	—	—		1,411
Deferred tax assets	13,083	1,478	(2,667)	(f)	11,894
Trade name & trademarks	—	—	300	(b)	300
Developed technology	—	—	5,400	(b)	5,400
Customer relationships	—	—	1,800	(b)	1,800
Non-compete agreements	—	—	400	(b)	400
Goodwill	—	—	14,300	(e)	14,300
Other non-current assets	12,694	261	—		12,955
TOTAL ASSETS	$534,732	$24,945	$(5,820)		$553,857

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$61,131	$4,257	$—		$65,388
Accrued payroll and related expenses	13,497	—	—		13,497
Other accrued liabilities	4,170	7,597	—		11,767
Deferred revenue	99,655	5,395	(486)	(c)	104,564
Total current liabilities	178,453	17,249	(486)		195,216

Long-term deferred revenue	29,431	3,633	(1,557)	(c)	31,507
Other non-current liabilities	2,607	286	—		2,893
TOTAL LIABILITIES	210,491	21,168	(2,043)		229,616

Shareholders' equity:
Preferred stock	—	2,400	(2,400)	(d)	—
Common stock and additional paid-in capital	575,216	2,720	(2,720)	(d)	575,216
Accumulated other comprehensive income	5,604				5,604
Accumulated deficit	(256,579)	(1,343)	1,343	(d)	(256,579)
TOTAL SHAREHOLDERS' EQUITY	324,241	3,777	(3,777)		324,241
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$534,732	$24,945	$(5,820)		$553,857

Cray Inc. and Subsidiaries
Unaudited Condensed Combined Pro Forma Statements of Operations
(in thousands, except per-share amounts)

	Nine Months Ended September 30, 2012
	Cray	Appro		Adjustments		Pro Forma
REVENUE:
Product	$182,806	$65,514	$			$248,320
Service	49,423	1,416				50,839

Total revenue	232,229	66,930		—		299,159

COST OF REVENUE:
Cost of product revenue	107,545	52,380		1,350	(a)	161,275
Cost of service revenue	27,701	919				28,620

Total cost of revenue	135,246	53,299		1,350		189,895

Gross profit	96,983	13,631		(1,350)		109,264

OPERATING EXPENSES:
Research and development, net	46,126	4,548				50,674
Sales and marketing	24,601	2,897		135	(a)	27,633
General and administrative	13,425	3,672		195	(a)	17,292

Total operating expenses	84,152	11,117		330		95,599

Net gain on sale of hardware development program	139,068	—				139,068

Income from operations	151,899	2,514		(1,680)		152,733

Other income, net	573	438				1,011

Interest income (expense), net	144	(109)				35

Income before income taxes	152,616	2,843		(1,680)		153,779

Income tax expense	(5,381)	(1,143)		638	(b)	(5,886)

Net Income	$147,235	$1,700		$(1,042)		$147,893

Basic net income per common share	$4.06					$4.08
Diluted net income per common share	$3.92					$3.95

Basic weighted average shares	36,300					36,300
Diluted weighted average shares	37,516					37,516

Cray Inc. and Subsidiaries
Unaudited Condensed Combined Pro Forma Statements of Operations
(in thousands, except per-share amounts)

	Year Ended December 31, 2011
	Cray	Appro		Adjustments		Pro Forma
REVENUE:
Product	$155,561	$53,973	$			$209,534
Service	80,485	1,390				81,875

Total revenue	236,046	55,363		—		291,409

COST OF REVENUE:
Cost of product revenue	101,000	45,218		1,800	(a)	148,018
Cost of service revenue	40,680	554				41,234

Total cost of revenue	141,680	45,772		1,800		189,252

Gross profit	94,366	9,591		(1,800)		102,157

OPERATING EXPENSES:
Research and development, net	49,452	5,081				54,533
Sales and marketing	26,134	3,017		180	(a)	29,331
General and administrative	15,840	4,006		260	(a)	20,106
Restructuring	1,783	—				1,783

Total operating expenses	93,209	12,104		440		105,753

Income (loss) from operations	1,157	(2,513)		(2,240)		(3,596)

Other expense, net	(989)	(284)				(1,273)

Interest income (expense), net	(33)	75				42

Income (loss) before income taxes	135	(2,722)		(2,240)		(4,827)

Income tax benefit	14,194	1,235		851	(b)	16,280

Net income (loss)	$14,329	$(1,487)		$(1,389)		$11,453

Basic net income per common share	$0.41					$0.33
Diluted net income per common share	$0.40					$0.32

Basic weighted average shares	35,122					35,122
Diluted weighted average shares	36,072					36,072

Cray Inc. and Subsidiaries
Notes to Unaudited Pro Forma Statements

Pro Forma Balance Sheet

(a)	Represents the cash purchase price paid for Appro.

(b)	Represents the estimated fair value of intangible assets acquired.

(c)	Reflects adjustment to state balances of acquired assets and liabilities at estimated fair value.

(d)	Adjustments reflect elimination of Appro equity balances.

(e)	Goodwill represents the difference between the purchase price and the estimated fair value of the tangible and intangible assets and liabilities acquired.

(f)	Deferred tax effect of acquisition adjustments primarily related to intangible assets acquired.

Pro Forma Statements of Operations

(a)
Reflects the preliminary estimate of amortization of acquired intangibles on a straight-line basis over estimated useful lives. Annual amortization is estimated at about $2.2 million for each of the first two years.

(b)	Tax effects of the pro forma adjustments are based on Cray's consolidated federal, state, and international statutory rates.